Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Current Report on Form 8-K/A of Jarden Corporation, expected to be filed on October 19, 2007 with the Securities and Exchange Commission and in the following Registration Statements:

(1)	Registration Statement Number 33-60730 on Form S-8 filed March 31, 1993,

(2)	Registration Statement Number 333-27459 on Form S-8 filed May 20, 1997,

(3)	Registration Statement Number 333-67033 on Form S-8 filed November 10, 1998,

(4)	Registration Statement Number 333-87996 on Form S-8 filed May 10, 2002,

(5)	Registration Statement Number 333-89862 on Form S-4/A filed October 24, 2002,

(6)	Registration Statement Number 333-105081 on Form S-8 filed May 8, 2003,

(7)	Registration Statement Number 333-109353 on Form S-4 filed October 1, 2003,

(8)	Registration Statement Number 333-123218 on Form S-3/A filed May 16, 2005,

(9)	Registration Statement Number 333-129636 on Form S-3 filed November 10, 2005,

(10)	Registration Statement Number 333-129632 on Form S-8 filed November 10, 2005,

(11)	Registration Statement Number 333-138302 on Form S-3 filed October 30, 2006,

(12)	Registration Statement Number 333-140400 on Form S-3 filed February 2, 2007, and

(13)	Registration Statement Number 333-142883 on Form S-4/A filed July 3, 2007,

of Jarden Corporation of our report dated March 9, 2007, with respect to the consolidated financial statements and schedule of K2 Inc., included in K2 Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Ernst & Young LLP

San Diego, California

October 18, 2007